Exhibit 10.16

CONFIDENTIAL

AXCAN PHARMA INC.

SEVERANCE PAY PLAN

(Adopted November 2003, amended December 10, 2007)

1.0	PURPOSE

The purpose of the Severance Pay Plan (the “Plan”) is to provide severance benefits to certain employees of Axcan Pharma Inc., affiliates in which it has a 51% or more ownership interest, and its subsidiaries (together with their successors, “Axcan”) who involuntarily terminate employment with Axcan under severance-qualifying conditions. This Plan supersedes and replaces any and all prior severance policies, plans and programs covering any employees of Axcan.

Throughout this Plan, the terms “Axcan” and “Company” are used when Axcan is acting in its capacity as employer, Plan sponsor, or settlor with respect to the Plan. When Axcan Pharma Inc. is acting in the limited capacity of administering the Plan, the term “Plan Administrator” is used.

The terms set forth in this document are subject to any modifications or adjustments that Axcan may approve in Appendices attached hereto. Each Appendix shall identify the Axcan employees whom it covers, and any Plan modifications applicable to them.

2.0	ELIGIBILITY

An employee may be eligible for benefits under the Company’s Severance Pay Plan (the “Plan”) if the Plan Administrator determines that each of the conditions set forth in Sections 2.0a to 2.0c below are satisfied:

a.	The employee is regular full-time or part-time employee who has worked with the Company for a minimum of one year, provided that the one year service requirement does not apply if the employee is a vice-president of the Company, or higher; and,
b.	His or her employment is involuntarily terminated, or the employee resigns within ninety (90) days after having his or her job responsibilities or base compensation materially reduced following a change of control (as defined below) provided that the employee provides the Company with written notice of the existence of the condition within ninety (90) days of its initial existence and the Company fails to cure the condition within thirty (30) days of receiving the employee’s written notice; and
c.	His or her termination of employment occurs on or within 24 months after a change of control and the acquiring or resulting company does not offer the employee a comparable position. Change of control is defined as: (1) the acquisition of a majority of the voting shares of the Company by a person or organization acting individually or in concert; (2) a merger in which the Company is not the surviving entity or in which the Company’s stockholders immediately before the merger do not afterward control a majority of the voting or equity interests of the surviving entity; (3) a sale of all or substantially all of the Company’s assets; (4) a change in the composition of the Board of Directors such that a majority of the Company’s Directors are replaced over any period of two years by Directors whom the Directors did not nominate; and/or (5) liquidation or dissolution of the Company.

d.	If an employee retires, resigns, abandons his or her job, fails to return from an approved leave of absence, initiates termination on any similar basis, becomes disabled or dies, or does not terminate employment under circumstances satisfying the criteria set forth in sections 2.0a-2.0c of this Plan, the employee will be ineligible for severance pay. In addition, an employee will be ineligible for benefits if the employee is terminated for misconduct, unsatisfactory performance, or otherwise for cause, which shall be determined solely at the Company’s discretion.
e.	Severance benefits also are not available if termination of employment results from acts beyond the Company’s control, such as fire, flood, explosion, bombing, earthquake, etc.
f.	To be eligible for benefits under this Plan, an employee must sign a waiver and release agreement in a form determined by the Company at the time of the employee’s termination of employment.

3.0	SCHEDULE OF BENEFITS

An eligible employee’s severance benefits under the Plan will be determined in the discretion of the Company, based on a number of criteria that may include the employee’s position and years of service. For the purposes of determining benefits, the base salary of an employee will be defined as the annual base salary, not including any overtime, at the time the employee is notified of termination. Any performance or merit reviews that are pending or in process shall not affect the amount of an employee’s severance benefits. If an employee’s bonus is to be used in the calculation, the bonus will be defined as the target incentive outlined in the Company’s Employee Incentive Compensation Plan or Sales Incentive Plan documents.

3.1	Notice

With respect to any employee covered by this Plan, the Company shall only terminate the employee’s employment pursuant to a written notice of termination which shall be given in as reasonable a time as possible or practical.

3.2	Benefits

The Plan is not intended to duplicate benefits such as workers’ compensation wage replacement benefits, benefits (including compensation) during any notice period required by law before the Company may terminate an employee, disability benefits, severance pay or similar benefits under other benefit plans, individual agreements or undertakings of the Company, severance programs, or applicable worker protection or plant closing laws. However an employee may be eligible to benefits under both the Plan and an individual agreement to the extent such benefits are not duplicative, In such cases, the employee will be eligible to receive benefits under whichever of the Plan and the individual arrangement provides the higher level of benefits, to the extent such benefits are not duplicative. Accordingly, an employee’s severance benefits paid under this Plan shall be reduced by any such benefits or termination-related pay that the employee may otherwise be eligible to receive, including but not limited to any benefits payable under any country, provincial, state, or local laws whether or not specifically identified in the Appendix as being applicable to the employee. In all cases, the Plan Administrator, in its discretion exercised in accordance with Section 8.2, will determine how to apply this provision and may override other provisions in this Plan in doing so; provided, however, that the Plan Administrator shall not apply this provision in a manner that reduces the benefits payable to an eligible employee pursuant to an individually-negotiated written agreement or undertaking.

3.3	Regular Full-time or Part-time Employees

Severance benefits pursuant to this Plan will be paid only to regular, full-time or part-time employees in amounts determined according to the Appendix applicable to the employee.

3.4	Temporary Employees

Except to the extent required by law with respect to a particular individual, no severance payments will be granted to any individual whom the Company classifies as a temporary employee, or to any individual whom the Company does not classify as a regular full-time or part-time employee, including, but not limited to, anyone whom the Company classifies as an independent contractor, consultant, temporary agency worker, or leased worker (regardless of the individual’s proper classification under common law).

3.5	Benefit Offset

An employee’s severance benefits under this Plan may be reduced, at the discretion of the Plan Administrator, by any amounts the employee may owe the Company (e.g., salary advances, vacation advances, unreconciled expenses, financial losses that the Company sustains as a direct result of the employee’s gross negligence or intentionally injurious conduct, etc.).

4.0	METHOD OF PAYMENT

Employees may receive their benefits in one lump sum payment that shall be paid no later than March 15th following the year of employment termination. The determination as to how benefits will be paid will be made by the Company in its sole discretion. The Company will withhold the usual statutory deductions, such as employment taxes, from any severance payment.

5.0	SOURCE OF BENEFITS

The Company will pay all severance benefits under the Plan from its general assets.

6.0	REVIEW OF DENIAL OF BENEFITS

In the event an employee does not receive benefits to which he or she thinks he or she is entitled, the employee may file a claim for those benefits. If the Plan Administrator denies the claim, in whole or in part, the Plan Administrator will notify the employee in writing. The notice will indicate why the claim was denied and either describe any additional information necessary to grant a claim or instruct the employee on how to appeal the denial. To appeal, an employee must file a form prescribed by the Company setting forth the facts and benefits claimed. The Plan Administrator will rule on all such claims within 60 days of receipt of any such appeal. A copy of the ruling and a statement supporting the decision will be given to the employee.

7.0	AMENDMENT OR TERMINATION OF THE PLAN

During any period that is either not in contemplation of a change of control or more than 24 months after a change of control, the Company reserves the right to amend or terminate the Plan at any time in its sole discretion, with or without advance notice. Any such amendment or termination shall apply to anyone who is then an employee of Axcan, and shall apply to any former employee of Axcan who (i) consents in writing to the amendment or termination, or (ii) is not, in the sole discretion of the Company, materially and adversely affected by such amendment or termination.

Any amendment or termination of the Plan that occurs in contemplation of a change of control, in connection with a change of control or within two years after a change of control shall only apply to those individuals who (i) consent individually and in writing to the amendment or termination, or (ii) are not adversely affected by such amendment or termination. Any decision or interpretation that is made either during the period of time described in the preceding sentence or pursuant to this paragraph shall be subject to judicial review under a de novo standard, and not under the arbitrary and capricious standard that is generally intended to apply (and shall apply) to all other Plan determinations and interpretations.

For purposes of this section, the term “change of control” shall have the meaning set forth in Section 2.0 c.1. of this Plan.

8.0	GENERAL INFORMATION

8.1	Plan Sponsor

The Plan is sponsored by Axcan Pharma Inc., 597, boul Laurier, Mont-Saint Hilaire, QC J3H 6C4. The telephone number is (450) 467-5138.

8.2	Plan Administrator

Axcan Pharma Inc. acting by its Vice President of Corporate Administration, is the Plan Administrator, and is appointed by the President and CEO of the Company. The Plan Administrator makes the rules and regulations necessary to administer the Plan. The Plan Administrator has the responsibility and discretionary authority to interpret the terms of this Plan, to determine eligibility for benefits, and to determine the amount of such benefits subject to prior approval of the Compensation Committee of the Company where any such determination involves a senior executive officer of the Company. In this connection, it should be noted that the Plan Administrator has the right to pay any eligible employee benefits greater than those set forth in Section 3.0 of this Plan. Subject to Section 7.0 the interpretations and determinations of the Plan Administrator shall be final and binding, unless determined by a court of competent jurisdiction to be arbitrary and capricious.

8.3	Type of Plan

The Plan is a severance pay plan.

8.4	Plan Year

The records of the Plan are kept on a calendar year basis.

8.5	Identification Number

If you need to discuss the Plan with a federal government agency, you may need the following numbers:

Plan Number: XXX

Employer Identification Number: XXX

9.0	REIMBURSEMENT FOR LITIGATION EXPENSES

In the event that, at any time on or after the date two months before a change of control within the meaning of Section 2.0 c.1. an individual substantially prevails over the Company or any successor to its interests in any dispute that arises between the individual and the Company with respect to the terms or interpretation of this Plan, whether instituted by formal legal proceedings or otherwise (including any action that the individual takes to enforce the terms of this Agreement or to defend against any action taken by the Company), the Company shall reimburse the individual for all reasonable costs and expenses, including reasonable attorneys’ fees, arising from such dispute, proceedings, or actions. Such reimbursement will however be subject to proof of such costs and expenses being provided and subject to the employee’s understanding than any reimbursements for expenses the employee incurs in a calendar year must be submitted for reimbursement and reimbursed not later than the last day of the next calendar year.

10.0	TAXES

Except to the extent specifically provided in any separate written agreement between the employee and the Company, the employee shall be solely responsible for the satisfaction of any taxes (including employment taxes imposed on employees and penalty taxes on nonqualified deferred compensation or golden parachutes).

11.0	ACCESS TO PLAN INFORMATION

All Plan participants shall be entitled to:

a.	Examine, free of charge, at the administrative office in their geographic area, all Plan documents.

b.	Obtain copies of all Plan documents and other Plan information upon written request to the plan administrator. The administrator of the Plan may make a reasonable charge for the copies.

Appendix “A”: Canadian Employees

AXCAN PHARMA INC.

SEVERANCE PAY PLAN

The provisions of this Appendix “A” apply to any employee of Axcan whom the Company’s personnel records identify as a resident of Canada at the time of the employee’s termination of employment.

The following provisions modify and supersede any contrary provisions of the Axcan Pharma, Inc. Severance Pay Plan. Any other provisions of such plan apply with full force and effect to each employee covered by the terms of this Appendix.

A-1	AMOUNT OF SEVERANCE BENEFITS

This paragraph supplements and modifies Section 3.0 of the Plan, by providing that the severance benefits for any employee who is both a Plan participant and covered by this Appendix “A” shall equal the “Severance Calculation” and shall not be less than the “Minimum Payment” or more than the “Maximum Payment”, as such amounts are determined by the Plan Administrator according to the following schedule:

SCHEDULE A

Level	Severance Calculation*	Minimum Payment	Maximum Payment
Senior Vice President	52 weeks + service component**	12 months base salary and bonus†	24 months base salary and bonus†
Vice President	39 weeks + service component**	9 months base salary and bonus†	18 months base salary and bonus†

Level	Severance Calculation*	Minimum Payment Less Than 1 Year Service	Minimum Payment More Than 1 Year Service	Maximum Payment

Director	26 weeks + service component**	4 weeks base salary	26 weeks base salary and bonus†	65 weeks base salary and bonus†

Manager and Professional	Service component**	2 weeks base salary	No Minimum	52 weeks base salary and bonus†

Sales Force	Service component**	2 weeks base salary	No Minimum	52 weeks base salary and bonus†

Administrative	Service component**	2 weeks base salary	No Minimum	52 weeks base salary

Plant & Hourly Employees	4 weeks per year of service or according to the terms of the collective agreement using the individual base hourly (non-overtime) rates.			52 weeks base salary

*The “Severance Calculation” is the total base salary and bonus† payable for the period determined in Schedule A based on the employee’s highest position within the six-month period preceding the date on which he or she terminates employment, plus the service component as defined in the Service Component Table.

†Bonus is calculated based on the prorated average of the bonus paid for prior year and the expected target bonus prorated to be paid for the current year.

**Service Component Table

Level	Service Component Calculation
Senior Vice President	4.0 weeks per year of service
Vice President	3.5 weeks per year of service
Director	3.0 weeks per year of service
Manager/Professional	4.0 weeks per year of service
Sales Force	4.0 weeks per year of service
Administrative	4.0 weeks per year of service
Plant/Hourly	4.0 weeks per year of service

Example: The Director of Human Resources for Canada earns $60,000 as an annual gross base salary with a targeted bonus payment of 20% of his base salary. He has 6 years of service with the Company and for the prior year earned $55,000 base salary and received $11,000 gross (20%) in bonus. Six months into the fiscal year the Company is acquired by a larger firm with its own HR department, therefore the Director will no longer have a job. His severance payment upon a qualifying termination of employment will be calculated as follows:

Background Calculations:

Base Salary

$60,000 ÷ 52 = $1,153.85 weekly salary

$1,153.85 x 26 (weeks) = $30,000 Base Salary calculation

Bonus Calculation

Prior year bonus: $11,000

Expected target bonus for current year prorated:

$60,000 X 20% = $12,000

$12,000 ÷ 12 = 1,000 x 6 (months) = $6,000

$11,000 (prior year)+ $6,000 (target bonus prorated for current year) = $17,000

$17,000 ÷ 1.5 (prorated average) = $11,333 Bonus calculation

Service Component

3.0 weeks x 6 years of service = 18

$1,153.85 x 18 = $20,769 Service Component calculation

Total Severance Payment:

Severance Calculation

$30,000 + $11,333 + $20,769 = $62,102 Severance Calculation

Minimum Payment

($60,000 ÷ 12 months) x 6 = $30,000 (6 months base salary)

$30,000 + $11,333 = $41,333 Minimum Payment

Maximum Payment

($60,000 ÷ 12 months) x 15 = $75,000 (15 months base salary)

$75,000 + $11,333 = $86,333 Maximum Payment

Severance Calculation ($62,102) is greater than the Minimum Payment ($41,333) and less than Maximum Payment ($86,333).

Total Severance Gross Payment = $62,102

A-2	EMPLOYER-PAID HEALTH AND DENTAL INSURANCE PREMIUMS

This paragraph supplements and modifies Section 3.3 of the Plan, by providing that the severance benefits for any employee who is both a Plan participant and covered by this Appendix “A” shall include continued group health and dental insurance coverage (referred to herein as the “Continued Coverage”) under the terms set forth herein.

Continued Coverage shall continue for the length of the Severance Component Period applicable to the employee (based on the Plan Administrator’s determination under Section A-1 of this Appendix C), but only for the applicable health and dental component(s) and type(s) of Continued Coverage that the employee was receiving immediately prior to his or her termination of employment, subject to the limits described herein.

(a)	The components for which the Company will pay are health and dental coverage if the employee and his or her dependents were enrolled in such coverage immediately prior to his or her termination of employment.

(b)	The maximum amount the Company will pay for the each month during the Severance Component Period is an amount equal to the monthly premiums payable under the Plan for the health and dental care components and types of coverage the employee was enrolled in immediately prior to his or her termination of employment. Before making any election to change coverage under the Plan, an employee should keep this limitation in mind. If the Severance Component Period ends during a calendar month, the Company will pay the entire monthly charge.

(c)	The Company will pay an employee’s premiums for Continued Coverage up to the limits described above, and shall offer Continued Coverage only to the extent available under whatever group health plan or plans, if any, are available at the relevant time. If the Continued Coverage components or types of coverage are different under a new group plan from those offered under the current group plan, the Company will pay for the components and types of coverage which are most similar to those the employee had in effect immediately before the new plan went into effect, as determined by the Plan Administrator in its sole discretion.

(d)	The employee must notify the Plan Administrator immediately in writing if he of she and/or his or her covered dependents become covered under any other group plan, and the Continued Coverage thus terminates for the employee and/or his or her covered dependent or dependents. The employee and his or her covered dependents must reimburse the Company for any premium the Company overpays because of the employee’s and/or his or her covered dependents’ failure to provide the notice required under this paragraph (d).

(e)	If the Company ceases for any reason to provide any group health or dental plan for its employees generally, the Continued Coverage period shall end, and neither the employee nor the employees dependents who were receiving Continued Coverage shall receive any additional coverage or other consideration. Their rights under this Section A-2 shall thereupon expire and become null and void.

Appendix “B”: U.S. Employees or Taxpayers

AXCAN PHARMA INC.

SEVERANCE PAY PLAN

The provisions of this Appendix “B” apply to any employee of Axcan whom the Company’s personnel records identify as a resident of the United States of America (“U.S.”) at the time of the employee’s termination of employment; provided that paragraph A9 hereof shall apply to any employee who is subject to U.S. income taxation at the time of the employee’s termination of employment.

The following provisions modify and supersede any contrary provisions of the Axcan Pharma, Inc. Severance Pay Plan. Any other provisions of such plan apply with full force and effect to each employee covered by the terms of this Appendix.

A-1	AMOUNT OF CASH SEVERANCE BENEFITS

This paragraph supplements and modifies Section 3.3 of the Plan, by providing that the severance benefits for any employee who is both a Plan participant and covered by this Appendix “B” shall equal the “Severance Calculation” and shall not be less than the “Minimum Payment” or more than the “Maximum Payment”, as such amounts are determined by the Plan Administrator according to the following schedule:

SCHEDULE A

Level	Severance Calculation*	Minimum Payment	Maximum Payment
Senior Vice President	52 weeks + service component**	12 months base salary and bonus†	24 months base salary and bonus†
Vice President	39 weeks + service component**	9 months base salary and bonus†	18 months base salary and bonus†

Level	Severance Calculation*	Minimum Payment Less Than 1 Year Service	Minimum Payment More Than 1 Year Service	Maximum Payment

Director	26 weeks + service component**	4 weeks base salary	26 weeks base salary and bonus†	65 weeks base salary and bonus†

Manager and Professional	Service component**	2 weeks base salary	No Minimum	52 weeks base salary and bonus†

Sales Force	Service component**	2 weeks base salary	No Minimum	52 weeks base salary and bonus†

Administrative	Service component**	2 weeks base salary	No Minimum	52 weeks base salary

Plant & Hourly Employees	4 weeks per year of service or according to the terms of the collective agreement using the individual base hourly (non-overtime) rates.			52 weeks base salary

*The “Severance Calculation” is the total base salary and bonus† payable for the period determined in Schedule A based on the employee’s highest position within the six-month period preceding the date on which he or she terminates employment, plus the service component as defined in the Service Component Table.

†Bonus is calculated based on the prorated average of the bonus paid for prior year and the expected target bonus prorated to be paid for the current year.

**Service Component Table

Level	Service Component Calculation
Senior Vice President	4.0 weeks per year of service
Vice President	3.5 weeks per year of service
Director	3.0 weeks per year of service
Manager/Professional	4.0 weeks per year of service
Sales Force	4.0 weeks per year of service
Administrative	4.0 weeks per year of service
Hourly	4.0 weeks per year of service

Example: The Director of Human Resources for the U.S. earns $60,000 as an annual gross base salary with a targeted bonus payment of 20% of his base salary. He has 6 years of service with the Company and for the prior year earned $55,000 base salary and received $11,000 gross (20%) in bonus. Six months into the fiscal year the Company is acquired by a larger firm with its own HR department, therefore the Director will no longer have a job. His severance payment upon a qualifying termination of employment will be calculated as follows:

Background Calculations:

Base Salary

$60,000 ÷ 52 = $1,153.85 weekly salary

$1,153.85 x 26 (weeks) = $30,000 Base Salary calculation

Bonus Calculation

Prior year bonus: $11,000

Expected target bonus for current year prorated:

$60,000 X 20% = $12,000

$12,000 ÷ 12 = 1,000 x 6 (months) = $6,000

$11,000 (prior year)+ $6,000 (target bonus prorated for current year) = $17,000

$17,000 ÷ 1.5 (prorated average) = $11,333 Bonus calculation

Service Component

3.0 weeks x 6 years of service = 18

$1,153.85 x 18 = $20,769 Service Component calculation

Total Severance Payment:

Severance Calculation

$30,000 + $11,333 + $20,769 = $62,102 Severance Calculation

Minimum Payment

($60,000 ÷ 12 months) x 6 = $30,000 (6 months base salary)

$30,000 + $11,333 = $41,333 Minimum Payment

Maximum Payment

($60,000 ÷ 12 months) x 15 = $75,000 (15 months base salary)

$75,000 + $11,333 = $86,333 Maximum Payment

Severance Calculation ($62,102) is greater than the Minimum Payment ($41,333) and less than Maximum Payment ($86,333).

Total Severance Gross Payment = $62,102

A-2	EMPLOYER-PAID COBRA HEALTH INSURANCE PREMIUMS

This paragraph supplements and modifies Section 3.3 of the Plan, by providing that the severance benefits for any employee who is both a Plan participant and covered by this Appendix “B” shall include continued group health benefits, under the terms set forth herein, pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”).

If an employee elects to receive COBRA continuation coverage, the Company will pay the premiums to maintain this coverage for the length of the Severance Component Period applicable to the employee (based on the Plan Administrator’s determination under Section A-1 of this Appendix B, but in no event exceeding the period of COBRA continuation coverage that is otherwise available to the employee under applicable law), but only for the applicable health care component(s) and type(s) of coverage that the employee was receiving immediately prior to his or her termination of employment, subject to the limits described herein.

(a)	The health care components for which the Company will pay are medical, dental and/or vision coverage, but not the flexible spending account, if the employee and his or her dependents were enrolled in such coverage immediately prior to his or her termination of employment.

(b)	The maximum amount the Company will pay for the each month during the Severance Component Period is an amount equal to the monthly COBRA premiums payable under the Plan for the health care components and types of coverage the employee was enrolled in immediately prior to his or her termination of employment. Before making any election to change coverage under the Plan, an employee should keep this limitation in mind. If the Severance Component Period ends during a calendar month, the Company will pay the entire monthly charge.

(c)	The Company will pay an employee’s premiums up to the limits described above to the extent COBRA coverage is available and under whatever group health plan or plans, if any, are available at the relevant time. If the health care components or types of coverage are different under a new group health plan from those offered under the current group health plan, the Company will pay for the health care components and types of coverage which are most similar to those the employee had in effect immediately before the new plan went into effect, as determined by the Plan Administrator in its sole discretion.

(d)	The employee must notify the Plan Administrator immediately in writing if he of she and/or his or her covered dependents become covered under any other group plan or become eligible for Medicare benefits, and the COBRA continuation coverage thus terminates for the employee and/or his or her covered dependent or dependents. The employee and his or her covered dependents must reimburse the Company for any premium the Company overpays because of the employee’s and/or his or her covered dependents’ failure to provide the notice required under this paragraph (d).

A-3	REDUCTION FOR WARN ACT BENEFITS (modifying Section 3.2 of the Plan)

An eligible employee’s severance benefits under the Plan, including those set forth in Sections A-1 and A-2 of this Appendix, shall be reduced by any benefits which the Plan Administrator determines are payable to the employee pursuant to any national, state, or local worker protection or plant closing laws, including but not limited to the federal Worker Adjustment and Retraining Act, commonly known as the WARN Act.

A-4	RIGHTS UNDER ERISA (U.S. Employees)

As a participant in this Plan, an employee is entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan participants shall be entitled to:

a.	Examine, free of charge, at the administrative office in their geographic area, all Plan documents and copies of all documents filed by the Plan with the U.S. Department of Labor.
b.	Obtain copies of all Plan documents and other Plan information upon written request to the plan administrator. The administrator of the Plan may make a reasonable charge for the copies.

In addition to creating rights for Plan participants, ERISA imposes obligations upon the individuals responsible for the operation of the Plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of all Plan participants and beneficiaries.

No one, including the Company or any other person, may discriminate against employees to prevent them from obtaining a benefit or from exercising their rights under ERISA. If a claim for a benefit is denied in whole or in part, an employee must receive a written explanation of the reason for the denial. Employees also have the right to have the administrator of the Plan review and reconsider any claim. Under ERISA, there are steps employees can take to enforce their ERISA-protected rights. For instance, if a participant in the Plan requests materials from the administrator of the Plan and does not receive them within 30 days, the participant may file suit in a federal court. In such a case, the court may require the administrator of the Plan to provide the materials and pay up to $110 a day until the participant receives the materials, unless the materials were not sent because of reasons beyond the control of the administrator of the Plan. If a claim for benefits is denied or ignored, in whole or in part, the participant may file suit in a state or federal court.

If an employee is discriminated against for asserting his or her rights, assistance may be sought from the U.S. Department of Labor, or the participant may file suit in a federal court. The court will decide who should pay court costs and legal fees. If the Plan participant is successful, the court may order the person sued to pay these costs and fees. If the participant loses, the court may order him or her to pay these costs and fees, for example, if it finds a claim is frivolous.

If a participant has any questions about the Plan, he or she should contact the Human Resources Department. If a participant has any questions about this statement or about his or her rights under ERISA, the nearest area office of the Labor-Management Services Administration, U.S. Department of Labor should be contacted.

A-5	“Named Fiduciary”

The Company shall be the “Named Fiduciary” with respect to the Plan.

A-6	AGENT FOR LEGAL PROCESS

Axcan’s General Counsel is the agent for service of legal process in the United States. Any communications by U.S. employees should be sent to the attention of General Counsel at the address of the Company provided above in section 8.1 of the Plan; however, legal process may also be served on the Administrator of the Plan at the address listed below:

22 Inverness Center Parkway, Suite 310

Birmingham, AL 35242

USA

A-7	CLAIMS PROCEDURES

The Plan Administrator shall determine claims in accordance with applicable Department of Labor regulations issued under ERISA.

A-8	THE PLAN’S STATUS UNDER ERISA

This Plan is intended to be an “employee welfare benefit plan” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan is not intended to be a pension plan under Section 3(2)(A) of ERISA and shall be maintained and administered so as not to be such a plan.

A-9	CODE SECTION 409A COMPLIANCE

(a)	Although the Company intends and expects that the Plan and its payments and benefits will not give rise to the taxes imposed under Section 409A of the U.S. Internal Revenue Code 1986, as amended (the” Code”), neither the Company nor its employees, directors, or their agents shall have any obligation to hold any employee harmless from any or all of such taxes.

(b)	If, at the time of an employee’s “separation from service” (within the meaning of Code Section 409A and Treas. Reg. §1.409A-1(h)), the employee is a “specified employee” (within the meaning of Code Section 409A and Treas. Reg. §1.409A-3(i)(2)), the Company will not pay or provide any “Specified Benefits” (as defined herein) until after the end of the sixth calendar month beginning after the employee’s separation from service (the “409A Suspension Period”). For purposes of this Plan, “Specified Benefits” are any amounts or benefits that would be subject to Section 409A penalties if the Company were to pay them, pursuant to this Plan, on account of the employee’s separation from service. Within 14 calendar days after the end of the 409A Suspension Period, the employee shall be paid a lump sum payment in cash equal to any Specified Benefits delayed because of the preceding sentence, without interest. Thereafter, the employee shall receive any remaining payments or other benefits as if there had not been an earlier delay.

(c)	This Plan is intended to comply with Code Section 409A, and the Company shall have complete discretion to interpret and construe this Plan and any associated documents in any manner that establishes an exemption from (or otherwise conforms them to) the requirements of Section 409A. If, for any reason including imprecision in drafting, any Plan provision does not accurately reflect its intended establishment of an exemption from (or compliance with) Code Section 409A), as demonstrated by consistent interpretations or other evidence of intent, the provision shall be considered ambiguous and shall be interpreted by the Company in a fashion consistent herewith, as determined in the sole and absolute discretion of the Company. The Company reserves the right to unilaterally amend this Plan without the consent of any employee in order to accurately reflect its correct interpretation and operation, as well as to maintain an exemption from or compliance with Code Section 409A. An employee’s participation in the Plan constitutes acknowledgement and consent to such rights of the Plan’s administrator.

Appendix “C”: French Employees

AXCAN PHARMA INC.

SEVERANCE PAY PLAN

The provisions of Appendix “C” apply to any employee of Axcan subject to French law whom the Company’s personnel records identify as a resident of France according to French tax regulations in force at the time of the employee’s termination of employment, hereafter referred to as the “French Employees”.

The following provisions modify and supersede any contrary provisions of the Axcan Pharma Inc. Severance Pay Plan. Any other provisions of such plan apply with full force and effect to each employee covered by the terms of this Appendix.

A-1	ELIGIBILITY

This paragraph supplements and modifies Section 2b of the Plan, by providing that the condition imposed by Section 2b is satisfied if a French employee’s employment terminates due to any economic dismissal (“licenciement pour motif économique”) either on an individual or collective basis, including economic dismissal following the refusal by the employee of any material reduction or modification of his or her job responsibilities or position or compensation following a change of control (as defined in the Plan).

This paragraph supplements and modifies Section 2f of the Plan, by providing that the benefits of this Plan shall be paid subject to the signing of a settlement agreement (“protocole transactionnel”) with the employee following receipt by the employee of his or her termination letter and by which the employee will waive any recourse he or she has against his/her former Axcan employer and any company of the Axcan Group, regarding both his/her employment contract and the conditions and reasons for its termination.

This paragraph supplements and modifies Section 2d of the Plan by providing that a French Employee whose employment agreement is terminated based on personal ground (“licenciement pour cause réelle et sérieuse”), including in case of serious or gross misconduct (“faute grave” et “faute lourde”), will not be eligible for Severance Pay.

A-2	AMOUNT OF SEVERANCE BENEFITS

Section 3.1 of the Plan shall not apply to French Employees. The applicable notice period shall be determined in accordance with French law, the applicable collective bargaining agreements and provisions set forth in the French Employee’s employment agreement.

Section 3.5 of the Plan shall apply to French Employees in compliance French law.

This paragraph supplements and modifies other provisions of Section 3.0 of the Plan, by providing that the severance benefits for any employee who is both a Plan participant and covered by Appendix “C” shall equally be determined by the Plan Administrator according to the following schedule:

SCHEDULE A

Level	Severance Calculation*	Minimum Payment	Maximum Payment
Senior Vice President	52 weeks + service component**	12 months base salary and bonus†	24 months base salary and bonus†
Vice President	39 weeks + service component**	9 months base salary and bonus†	18 months base salary and bonus†

Level	Severance Calculation*	Minimum Payment Less Than 1 Year Service	Minimum Payment More Than 1 Year Service	Maximum Payment

Director	26 weeks + service component**	4 weeks base salary	26 weeks base salary and bonus†	65 weeks base salary and bonus†

Manager and Professional	Service component**	2 weeks base salary	No Minimum	52 weeks base salary and bonus†

Sales Force	Service component**	2 weeks base salary	No Minimum	52 weeks base salary and bonus†

Administrative	Service component**	2 weeks base salary	No Minimum	52 weeks base salary

Plant & Hourly Employees	4 weeks per year of service or according to the terms of the collective agreement using the individual base hourly (non-overtime) rates.			52 weeks base salary

*The “Severance Calculation” is the total base salary and bonus† payable for the period determined in Schedule A based on the employee’s highest position within the six-month period preceding the date on which he or she terminates employment, plus the service component as defined in the Service Component Table.

**Service Component Table

Level	Service Component Calculation
Senior Vice President	4.0 weeks per year of service
Vice President	3.5 weeks per year of service
Director	3.0 weeks per year of service
Manager/Professional	4.0 weeks per year of service
Sales Force	4.0 weeks per year of service
Administrative	4.0 weeks per year of service
Plant/Hourly	4.0 weeks per year of service

†Bonus is calculated based on the prorated average of the bonus paid for prior year and the expected target bonus prorated to be paid for the current year.

Example: The Director of Human Resources for France earns € 60,000 as an annual base salary with a targeted bonus payment of 20% of his base salary. He has 6 years of service with the Company and for the prior year earned € 55,000 base salary and received € 11,000 (20%) in bonus. Six months into the fiscal year the Company is acquired by a larger firm with its own HR department, therefore the Director will no longer have a job. His severance payment upon a qualifying termination of employment will be calculated as follows:

Background Calculations:

Base Salary

€ 60,000 ÷ 52 = € 1,153.85 weekly salary

€ 1,153.85 x 26 (weeks) = € 30,000 Base Salary calculation

Bonus Calculation

Prior year bonus: $ 11,000

Expected target bonus for current year prorated:

€ 60,000 X 20% = € 12,000

€ 12,000 ÷ 12 = 1,000 x 6 (months) = € 6,000

€ 11,000 (prior year)+ € 6,000 (target bonus prorated for current year) = € 17,000

€ 17,000 ÷ 1.5 (prorated average) = € 11,333 Bonus calculation

Service Component

3.0 weeks x 6 years of service = 18

€ 1,153.85 x 18 = € 20,769 Service Component calculation

Total Severance Payment:

Severance Calculation

€ 30,000 + € 11,333 + € 20,769 = € 62,102 Severance Calculation

Minimum Payment

(€ 60,000 ÷ 12 months) x 6 = €$30,000 (6 months base salary)

€ 30,000 + € 11,333 = € 41,333 Minimum Payment

Maximum Payment

(€ 60,000 ÷ 12 months) x 15 = € 75,000 (15 months base salary)

€ 75,000 + € 11,333 = € 86,333 Maximum Payment

Severance Calculation (€ 62,102) is greater than the Minimum Payment (€ 41,333) and less than Maximum Payment (€ 86,333).

Total Severance Gross Payment = € 62,102

A-3	OFFSETS AGAINST SEVERANCE BENEFITS

The Plan Administrator shall reduce any benefits payable under the Plan by any benefits described in Section 3.2 of the Plan, including any benefits that Axcan provides in accordance with France’s Labour Code (Code du Travail), applicable collective bargaining agreements (conventions collectives), including a PARE (Plan d’Aide as Retour a l’Emploi), or social plan (plan de sauvegarde de l’emploi). This paragraph supplements and modifies Section 3.2 of the Plan, by providing that Section 3.2 of the Plan includes, in addition to the benefits described in the Plan, the gross amount of any benefits provided to the employee during the notice period (“préavis”) and any applicable employer social security contributions.

A-4	Notwithstanding the provisions set forth in section 7 of the Plan, the Plan and its Appendices shall be considered as a commitment by the Company (“engagement unilatéral de l’employeur”) and may therefore be amended or terminated by the Company without the French Employee’s consent, subject to prior information, with sufficient notice, of (i) the French employees’ representatives and (ii) each of the French Employees. Provisions set forth in the second paragraph of Section 7 of the Plan shall however apply to French Employees.